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                                                                   EXHIBIT 3.3

                             THE COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION

                                       OF

                                  MATCHNET PLC

                 (REPRINTED AS AMENDED BY SPECIAL RESOLUTIONS ON
                      11 APRIL 2000 AND 10 DECEMBER 2004)

--------------------------------------------------------------------------------

                                   PRELIMINARY

1     TABLE A NOT TO APPLY

      The regulations in Table A in the Companies (Tables A to F) Regulations 1985 shall not apply to the Company.

2     INTERPRETATION

      In these Articles (if not inconsistent with the subject or context) the words and expressions set out in the first column below shall bear the meanings set opposite to them respectively:-

"the Act"                    -     the Companies Act 1985;

"these Articles"             -     these Articles of Association as from
                                   time to time altered;

"the Auditors"               -     the Auditors for the time being of the
                                   Company;

"the Company"                -     MatchNet PLC;

"the Directors"              -     the Directors for the time being of the
                                   Company;

"The London Stock Exchange   -     The London Stock Exchange Limited;

"month"                      -     calendar month;

"paid"                       -     paid or credited as paid

"Register"                   -     the register of members of the Company.

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
"Registered Office"          -     the registered office of the Company
                                   for the time being.

"Registrar's Office"         -     the place where the Register is situate
                                   for the time being.

"Seal"                       -     the Common Seal of the Company.

"Securities Seal"            -     an official seal kept by the Company by
                                   virtue of Section 40 of the Act;

"the Statutes"               -     the Act and every other statute for the
                                   time being in force concerning
                                   companies and affecting the Company;

"the United Kingdom"         -     Great Britain and Northern Ireland;

"in writing"                 -     written or produced by any substitute
                                   for writing or partly one and partly
                                   another;

"year"                       -     calendar year;

      The expressions "debenture" and "debenture holder" shall respectively include "debenture stock" and "debenture stockholder".

      The expressions "recognised clearing house" and "recognised investment exchange" shall mean any clearing house or investment exchange (as the case may be) granted recognition under the Financial Services Act 1986.

      The expression "Secretary" shall include any person appointed by the Directors to perform any duties of the Secretary including, but not limited to, a joint, assistant or deputy Secretary.

      The expression "shareholders' meeting" shall include both a General Meeting and a meeting of the holders of any class of shares of the Company.

      All such of the provisions of these Articles as are applicable to paid-up shares shall apply to stock, and the words "share" and "shareholder" shall be construed accordingly.

      Words denoting the singular shall include the plural and vice versa. Words denoting the masculine shall include the feminine. Words denoting persons shall include bodies corporate and unincorporated associations.

      References to any statute or statutory provision shall be construed as relating to any statutory modification or re-enactment thereof for the time being in force (whether coming into force before or after the adoption of these Articles).

      Subject as aforesaid any words or expressions defined in the Act shall (if not inconsistent with the subject or context) bear the same meanings in these Articles.

      A Special or Extraordinary resolution shall be effective for any purpose for which an Ordinary Resolution is expressed to be required under any provision of these Articles.

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      The headings are inserted for convenience only and shall not affect the construction of these Articles

                                  SHARE CAPITAL

3 The share capital of the Company is L800,000 divided into 80,000,000 Ordinary Shares of 0.01 each. Subject to the provisions of the Statutes, the shares in the issued capital for the time being of the Company shall be unnumbered.

4 Subject to the provisions of the Statutes the Directors may without further or other authority than the present Article issue any of the unissued ordinary shares in the present capital and also any new shares created on any increase of capital either as Preference Shares or as Ordinary Shares.

                           ALTERATION OF SHARE CAPITAL

5 Without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being issued (which special rights may be varied or abrogated only in the manner provided by the next following Article), any share in the Company may be issued with such preferred, deferred or other special rights, or subject to such restrictions, whether as regards dividend, return of capital, voting or otherwise, as the Company may from time to time by Ordinary Resolution determine (or, in the absence of any such determination, as the Directors may determine) and, subject to the provisions of the Statutes, the Company may issue shares which are, or at the option of the Company or the holder are liable, to be redeemed.

                               VARIATION OF RIGHTS

6     (a)   Whenever the share capital of the Company is divided into different classes of shares, the special rights attached to any class may be varied or abrogated, subject to the provisions of the Statutes, either with the consent in writing of the holders of three-quarters in nominal value of the issued shares of the class or with the sanction of an Extraordinary Resolution passed at a separate general meeting of the holders of the shares of the class (but not otherwise) and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding up.

      (b) To every such separate general meeting all the provisions of these Articles relating to General Meetings of the Company and to the proceedings thereat shall mutatis mutandis apply, except that the necessary quorum shall be two persons holding or representing by proxy issued shares of the class (but so that at any adjourned meeting any holder of shares of the class present in person or by proxy shall be a quorum) and that any holder of shares of the class present in person or by proxy may demand a poll and that every such holder shall on a poll have one vote for every share of the class held by him.

      (c) The foregoing provisions of this Article shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if the shares concerned and the remaining shares of such class formed separate classes.

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7     The special rights attached to any class of shares having preferential rights shall not, unless otherwise expressly provided by the terms of issue thereof, be deemed to be varied by:-

      (a) the creation or issue of further shares ranking as regards participation in the profits or assets of the Company in some or all respects pari passu therewith but in no respect in priority thereto, or

      (b)   the purchase by the Company of any of its own shares

8 The Company may from time to time by Ordinary Resolution increase its capital by such sum to be divided into shares of such amounts as the resolution shall prescribe

9 All new shares shall be subject to the provisions of the Statutes and of these Articles with reference to allotment, payment of calls, lien, transfer, transmission, forfeiture and otherwise.

10    (a)   The Company may by Ordinary Resolution:-

            (i) consolidate and divide all or any of its shares into shares of larger amount than its existing shares;

            (ii) cancel any shares which at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person and diminish the amount of its capital by the amount of the shares so cancelled:

            (iii) sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association (subject, nevertheless, to the provisions of the Statutes), and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may, as compared with the others, have any such preferred, deferred or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares.

      (b) Upon any consolidation of fully paid shares into shares of larger amount the Directors may settle any difficulty which may arise with regard thereto and in particular may as between the holders of shares so consolidated determine which shares are consolidated into each consolidated share and in the case of any shares registered in the name of one joint holder (or joint holders) being consolidated with shares registered in the name of another holder (or joint holders) may make such arrangements for the allocation, acceptance or sale of the consolidated share and for the distribution of any monies received in respect thereof as may be thought fit and for the purpose of giving effect thereto may appoint some person to transfer the consolidated share or any fractions thereof to the appropriate person and to receive the purchase price thereof and any transfer executed in pursuance thereof shall be effective and after such transfer has been registered no person shall be entitled to question its validity.

      (c) Subject to the provisions of the Statutes, the Company may purchase, or may enter into a contract under which it will or may purchase, any of its own shares

                                       4

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            of any class (including any redeemable shares) but so that if there shall be in issue any shares convertible into equity share capital of the Company then no purchase of its own shares shall be made unless it has first been sanctioned by an Extraordinary Resolution passed at a separate meeting of the holders of such convertible shares.

11 The Company may by Special Resolution reduce its share capital or any capital redemption reserve, share premium account or other undistributable reserve in any way, subject to the provisions of the Statutes

                                     SHARES

12    (a)   All unissued shares in the Company shall be at the disposal of the
            Directors and they may allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times and on such terms as they think proper, subject to the provisions of the Statutes relating to authority, pre-emption rights and otherwise and of any resolution of the Company in General Meeting passed pursuant thereto

      (b)   (i)   The Directors shall be generally and unconditionally
                  authorised pursuant to and in accordance with Section 80 of the Act to exercise for each prescribed period all the powers of the Company to allot relevant securities up to an aggregate nominal amount equal to the Section 80 Amount.

            (ii) During the period ending on a date not later than eighteen months following the date of incorporation of the Company, and during any other period (not exceeding fifteen months on any occasion) for which this power may be renewed by Special Resolution, the Directors shall be empowered to allot equity securities wholly for cash pursuant to and within the terms of the said authority -

                  (a)   in connection with the rights issue; and

                  (b) otherwise than in connection with a rights issue, up to an aggregate nominal amount equal to the Section 89 Amount;

                  as if Section 89(1) of the Act did not apply to any such allotment.

            (iii) By such authority and power the Directors may during such period make offers or agreements which would or might require the allotment of securities after the expiry of such period.

            (iv)  For the purposes of this Article -

                  (1) "rights issue" means an offer of equity securities open for acceptance for a period fixed by the Directors to holders of Ordinary Shares on the Register on a fixed record date in proportion to their respective holdings of such shares or in accordance with the rights attached thereto (but subject to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements or legal or practical problems under the laws of, or the requirements of, any recognised regulatory body or any stock exchange in, any territory);

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                  (2)"prescribed period" means in the first instance the period expiring five years after the date of incorporation of the Company and shall thereafter mean any period (not exceeding five years on any occasion) for which the authority conferred by sub-paragraph (b)(ii) above is renewed or extended by Resolution of the Company in General Meeting stating the
                  Section 80 Amount for such period;

                  (3)"the Section 80 Amount" shall for the first prescribed period be Pound Sterling200,000 and for any other prescribed period shall be that stated in the relevant Resolution or, in either case, any increased amount fixed by Resolution of the Company in General Meeting;

                  (4)"the Section 89 Amount" shall for the first period referred to in sub-paragraph (b)(ii) above be all of the unissued Ordinary Share Capital and for any other period for which the power referred to therein is renewed by Special Resolution shall be that stated in the relevant Special Resolution; and

                  (c) the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for or to convert any securities into shares of the Company, the nominal amount of such shares which may be allotted pursuant to such rights.

13 The Company may exercise the powers of paying commissions conferred by the Statutes to the full extent thereby permitted. The rate per cent.or the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by the Statutes, and such commission shall not exceed ten percent of the price at which the shares in respect of which commission is paid are issued. The Company may also on any issue of shares pay such brokerage as may be lawful.

14 The Directors may at any time after the allotment of any share but before any person has been entered in the Register as the holder recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Directors may think fit to impose.

15 Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognise any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these Articles or by law otherwise provided) any other right in respect of any share, except an absolute right to the entirety thereof in the registered holder

                               SHARE CERTIFICATES

16 Every share certificate shall be issued under the Seal (or under a Securities Seal or, in the case of shares on a branch register, an official seal for use in the relevant territory) and shall specify the number and class of shares to which it relates and the amount paid up thereon. No certificate shall be issued representing shares of more than one class. No certificate shall normally be issued in respect of shares held by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange.

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

17 In the case of a share held jointly by several persons the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to the first named holder shall be sufficient delivery to all.

18 Any person whose name is entered in the Register shall (subject to Article 17) upon the issue or transfer to him of shares be entitled without payment to a certificate therefor (in the case of issue) within one month (or such longer period as the terms of issue shall provide) after allotment or (in the case of a transfer of fully-paid shares) within fourteen days after lodgement of the transfer or (in the case of transfer of partly-paid shares) within two months after lodgement of the transfer.

19 Where some only of the shares comprised in a share certificate are transferred the old certificate shall be cancelled and a new certificate for the balance of such shares issued in lieu without charge.

20       (a)   Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued in lieu without charge.

         (b) If any member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Directors may, if they think fit, comply with such request.

         (c) If a share certificate shall be damaged or defaced or alleged to have been lost stolen or destroyed, a new certificate representing the same shares may be issued without charge to the holder upon request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of any exceptional out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

         (d) In the case of shares held jointly by several persons any such request may be made by any one of the joint holders.

                                 CALLS ON SHARES

21 The Directors may from time to time make calls upon the members in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or, when permitted, by way of premium) but subject always to the terms of allotment of such shares. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be made payable by instalments.

22 Each member shall pay to the Company at the time or times and place so specified the amount called on his shares, subject to receiving at least fourteen days' notice specifying the time or times and place of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof. A call may be revoked or postponed as the Directors may determine

23 If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate (not exceeding fifteen per cent. per annum) as the Directors determine but the

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         Directors shall be at liberty in any case or cases to waive payment of such interest wholly or in part

24 Any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of allotment of a share becomes payable upon allotment or at any fixed date shall for all the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of allotment the same becomes payable. In case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

25 The Directors may on the allotment of shares differentiate between the holders as to the amount of calls to be paid and times of payment.

26 The Directors may if they think fit receive from any member willing to advance the same all or any part of the monies (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon the shares held by him and such payment in advance of calls shall extinguish pro tanto the liability upon the shares in respect of which it is made and upon the money so received (until and to the extent that the same would be for such advance become payable) the Company may pay interest at such rate as the member paying such sum and the Directors may agree.

                               FORFEITURE AND LIEN

27       (a)   If a member fails to pay in full any call or instalment of a call on or before the due date for payment thereof, the Directors may at any time thereafter serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may be accrued thereon and any expenses incurred by the Company by reason of such non-payment.

         (b) The notice shall name a further day (not being less than seven days from the date of service of the notice) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares on which the call has been made will be liable to be forfeited.

28 If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls or instalments of calls and interest and expenses due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before forfeiture. The Directors may accept a surrender of any share liable to forfeited hereunder.

29 A share so forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Directors shall think fit and at any time before a sale, re-allotment or disposal the forfeiture or surrender may be cancelled on such terms as the Directors think fit. The Directors may, if necessary, authorise some person to transfer a forfeited or surrendered share to any such other person as aforesaid.

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30       A member whose shares have been forfeited or surrendered shall cease to be a member in respect of the shares (and shall surrender to the Company for cancellation the certificate for such shares) but shall, notwithstanding the forfeiture or surrender, remain liable to pay to the Company all monies which at the date of forfeiture or surrender were presently payable by him to the Company in respect of the shares with interest thereon at fifteen per cent.per annum (or such lower rate as the Directors may determine) from the date of forfeiture or surrender until payment and the Directors may at their absolute discretion enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on their disposal or waive payment and/or such interest in whole or in part

31 The Company shall have a first and paramount lien on every share (not being a fully-paid share) for all monies (whether presently payable or not) called or payable at a fixed time in respect of such share and the Company shall also have a first and paramount lien and charge on all shares (other than fully-paid shares) standing registered in the name of a single member for all the debts and liabilities of such member or his estate to the Company whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person other than such member and whether the period for the payment or discharge of the same shall have actually arrived or not and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether a member of the Company or not. The Company's lien (if any) on a share shall extend to all dividends payable thereon. The Directors may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt wholly or partially from the provisions of this Article.

32 The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing stating and demanding payment of the sum presently payable and giving notice of intention to sell in default shall have been given to the holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy or otherwise by operation of law.

33 The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the amount in respect whereof the lien exists so far as the same is then payable and any residue shall, upon surrender to the Company for cancellation of the certificate for the shares sold and, subject to a like lien for sums not presently payable as existed upon the shares prior to the sale, be paid to the person entitled to the shares at the time of the sale. For the purpose of giving effect to any such sale the Directors may authorise some person to transfer the shares sold to, or in accordance with the directions of, the purchaser

34 A statutory declaration in writing that the declarant is a Director or the Secretary and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration shall constitute a good title to the share (subject to the execution of a transfer if the same be required) and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the consideration (if any) nor shall his title to the share be affected by any irregularity of invalidity in the proceedings relating to the forfeiture, surrender, sale, re-allotment or disposal of the share

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                              DEMATERIALISED SHARES

35 Notwithstanding any other provision of these Articles any member may hold and transfer shares by means of a "relevant system" as defined in the Uncertificated Securities Regulation 1995 and such Articles that are inconsistent with the holding or transfer of shares by means of a relevant system shall not apply thereto

                               TRANSFER OF SHARES

36       (a)   All transfers of uncertificated shares may be made in
               accordance with and be subject to the Uncertificated
               Securities Regulations 1995 and the facilities and requirement of the relevant system and paperloss transfer.

         (b) All transfers of shares may be effected by transfer in writing in any usual or common form or in any other form acceptable to the Directors and may be under hand only. The instrument of transfer shall be signed by or on behalf of the transferor and (except in the case of fully-paid shares) by or on behalf of the transferee. The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register in respect thereof.

37 The registration of transfers may be suspended at such times and for such periods (not exceeding thirty days in any year) as the Directors may from time to time determine and either generally or in respect of any class of shares.

38       (a)   The Directors may decline to recognise any instrument of
               transfer unless it is in respect of only one class of share and is lodged (duly stamped if required) at the Registrar's
               Office accompanied by the relevant share certificate(s) and such other evidence as the Directors may reasonably required to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of the person so to do). In the case of a transfer by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange, the lodgement of share certificates will only be necessary if and to the extent that certificates have been issued in respect of the shares in question.

         (b) The Directors may (in their absolute discretion and without assigning any reason therefor) refuse to register any transfer of shares (not being fully-paid shares). The Directors may also refuse to register any allotment or transfer of shares (whether fully-paid or not) in favour of more than four persons jointly. If the Directors refuse to register any allotment or transfer, they shall within two months after the date on which the letter of allotment or transfer, was lodged with the Company send to the allottee or transferee notice of the refusal.

39 All instruments of transfer which are registered may be retained by the Company.

40 No fee will be charged by the Company in respect of the registration of any instrument of transfer or other document relating to or affecting the title to any shares or otherwise for making any entry in the Register affecting the title to any shares.

41 The Company, or the Directors on behalf of the Company, may cause to be kept in any territory a branch register of members resident in such territory, subject to and to

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

         the extent permitted by the Statutes, and the Directors may make and vary such regulations as they may think fit respecting the keeping of any such register.

                            DESTRUCTION OF DOCUMENTS

42 The Company shall be entitled to destroy all instruments of transfer or other documents which have been registered or on the basis on which registration was made at any time after the expiration of six years from the date or registration thereof and dividend mandates and notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation thereof and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:-

         (a) the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

         (b) nothing herewith contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of the Article;

         (c) references herein to the destruction of any document include references to the disposal thereof in any manner.

                             TRANSMISSION OF SHARES

43 In case of the death of a shareholder, the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing in this Article shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him.

44 A person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may, upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, either be registered himself as holder of the share upon giving to the Company notice in writing to that effect or transfer such share to some other person. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the notice or transfer were a transfer executed by the member registered as the holder of any such share.

45 A person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) shall, save as otherwise provided by or in accordance with these Articles, be entitled to the same dividends and other advantages as those to which he would be entitled if he were the registered holder of the share except that he shall not be entitled in respect thereof (except with the authority of the Directors) to exercise any right conferred by membership in relation to shareholders' meetings until he shall have been registered as a member in respect of the share.

                              UNTRACED SHAREHOLDERS

46       (a)   The Company shall be entitled to sell (at the best price
               reasonably obtainable at the time of sale) the shares of a member or the shares to which a person is entitled by virtue of transmission on death or bankruptcy or otherwise by operation of law if and provided that:

               (i) during the period of twelve years prior to the date of the publication of the advertisements referred to in paragraph
                     (ii) below (or, if published on different dates, the first thereof) no communication has been received by the Company from the member or the person entitled by transmission and no cheque or warrant sent by the Company through the post in a pre-paid letter addressed to the member or to the person entitled by transmission to the shares at his address on the Register or the last known address given by the member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and at least three dividends in respect of the shares have become payable and no dividend in respect of those shares has been claimed, and

               (ii) the Company shall on expiry of such period of twelve years have inserted advertisements in both a leading national daily newspaper and in a newspaper circulating in the area in which the address referred to in paragraph (i) above is located giving notice of its intention to sell the said shares; and

               (iii) during such period of twelve years and the period of three months following the publication of such advertisements, the Company shall have received no communication from such member or person.

         (b) To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of the said shares and such instrument of transfer shall be as effective as if it had been executed by the registered holder of or person entitled by transmission to such shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount which shall be a permanent debt of the Company. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

                                      STOCK

47 The Company may from time to time by Ordinary Resolution convert any paid-up shares into stock or re-convert any stock into paid-up shares of any denomination. If and whenever any unissued shares of any class in the capital of the Company for the time being shall have been issued and be fully paid and at that time the shares of that class previously issued shall stand converted into stock such further shares upon being fully paid shall ipso facto be converted into stock transferable in the same units as the existing stock of that class.

48 The holders of stock may transfer the same or any part thereof in the same manner and subject to the same regulations as and subject to which the shares from which the stock arose might previously to conversion have been transferred (or as near thereto as circumstances admit) but no stock shall be transferable except in such units (not being greater than the nominal amount of the shares from which the stock arose) as the Directors may from time to time determine.

49 The holders of stock shall according to the amount of the stock held by them have the same rights, privileges and advantages as regards dividend, return of capital, voting and other matters as if they held the shares from which the stock arose; but no such privilege or advantage (except as regards participation in the profits or assets of the Company) shall be conferred by an amount of stock which would not, if existing in shares, have conferred such privilege or advantage

                                GENERAL MEETINGS

50 The Company's first Annual General Meeting shall be held within eighteen months of the date of incorporation of the Company and thereafter once in every year, at such time (within a period of not more than fifteen months after the holding of the last preceeding Annual General Meeting) and place as may de determined by the Directors. All other General Meetings shall be called Extraordinary General Meetings

51 The Directors may whenever they think fit, and shall on requisition in accordance with the Statutes, promptly proceed to convene an Extraordinary General Meeting.

                           NOTICE OF GENERAL MEETINGS

52       (a)   An Annual General Meeting and any Extraordinary General
               Meeting at which it is proposed to pass a Special Resolution or a resolution of which special notice has been given to the Company, shall be called by twenty-one days' notice in writing at the least and any other Extraordinary General Meeting by fourteen days' notice in writing at the least (save as provided by the Statutes) The period of notice shall in each case be exclusive of the day on which it is served or deemed to be served and of the day on which the meeting is to be held and shall be given in the manner hereinafter mentioned to the Auditors, all the Directors and all members other than such as are not under the provisions of these Articles entitled to receive such notices from the Company.

         (b) Notwithstanding that a General Meeting has been called by a shorter notice than that specified above, such General Meeting shall be deemed to have been duly called if it is so agreed:

               (i) in the case of an Annual General Meeting by all the members entitled to attend an vote thereat; and

               (ii) in the case of an Extraordinary General Meeting by a majority in number of the members having a right to attend and vote thereat, being a majority together holding not less than 95 per cent in nominal value of the shares giving that right.

               Provided that the accidental omission to give notice to or the non-receipt of notice by any person entitled thereto shall not invalidate the proceedings at any General Meeting.

53       (a)   Every notice calling a General Meeting shall specify the
               place and the day and hour of the meeting, and there shall appear with reasonable prominence in every such notice a statement that a member entitled to attend and vote is entitled to appoint a proxy or proxies to attend and, on a poll, vote instead of him and that a proxy need not be a member of the Company.

         (b) The notice shall specify the general nature of the business to be transacted at the meeting and if any resolution is to be proposed as an Extraordinary Resolution or as a Special Resolution, the notice shall contain a statement to that effect

         (c) In the case of an Annual General Meeting, the notice shall also specify the meeting as such

                         PROCEEDINGS AT GENERAL MEETING

54       (a)   No business other than the appointment of a chairman shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business.
               Three members present in person or by proxy and entitled to vote shall be a quorum for all purposes

         (b) If within five minutes from the time appointed for a General Meeting (or such longer interval as the chairman of the meeting may think fit to allow) a quorum is not present, or if during the meeting a quorum ceases to be present the meeting, if convened on the requisitions of members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and place, or to such other day and such time and place as the Directors may determine, and if at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting, the members present (if more than one) in person or by proxy shall be a quorum.

55 The Chairman of the Directors, failing whom a Deputy Chairman, failing whom the Secretary, shall preside as chairman at a General Meeting. If there is no such Chairman, Deputy Chairman or Secretary, or if at any meeting no such individual is present within five minutes after the time appointed for holding the meeting and willing to act, the Directors present shall choose one of their number (or, if no Director is present or if all the Directors present decline to take the chair, the members present and entitled to vote shall choose one of their number) to be chairman of the meeting.

56 The chairman of any General Meeting at which a quorum is present may with the consent of the meeting (and shall if so directed by the meeting) adjourn the meeting from time to time (or sine die) and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Where a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Directors. When a meeting is adjourned for thirty days or more or sine die, not less than seven days' notice of the adjourned meeting shall be given in like manner as in the case of the original meeting.

57 It shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, save as hereinafter expressly provided.

58 If an amendment shall be proposed to any resolution under consideration, but shall in good faith be ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a Special or Extraordinary Resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

                                      POLLS

59       (a)   At any General Meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is
               (before or on the declaration of the result of the show of hands) demanded by:-

               (i)      the chairman of the meeting; or

               (ii) not less than three members present in person or by proxy and entitled to vote; or

               (iii) a member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting, or

               (iv) a member or members present in person or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all the shares conferring that right.

         (b) a demand for a poll may, before the poll is taken, be withdrawn by those demanding it. A demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

60 A poll shall be taken in such manner (including the use of ballot or voting papers or tickets) as the chairman of the meeting may direct, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chairman of the meeting may (and if so directed by the meeting shall) appoint scrutineers (who need not be members) and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

61 A poll, votes may be given either personally or by proxy and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

62 On a poll demanded on the choice of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either immediately or at such subsequent time (not being more than thirty days from the date of the meeting) and place as the chairman may direct. Notice does not need be given of a poll not taken immediately.

63 The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

                                VOTES OF MEMBERS

64 Subject to any special rights or restrictions as to voting attached by or in accordance with these Articles to any class of shares, on a show of hands every member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative not being himself a member entitled to vote shall have one vote and on a poll every member shall have one vote in respect of each Ordinary Share of Pound Sterling0.01 in the share capital of the Company of which he is the holder.

65 In the case of joint holders of a share the vote of the first-named holder in the Register who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders.

66 In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote in addition to any other vote he may have.

67 Where in England or elsewhere a guardian, receiver or other person (by whatever name called) has been appointed by any court having jurisdiction in that behalf to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of mental disorder, the Directors may in their absolute discretion, upon or subject to production of such evidence of the appointment as the Directors may require, permit such guardian, receiver or other person on behalf of such member to vote in person or by proxy at any General Meeting or to exercise any other right conferred by membership in relation to meetings of the Company.

68 No member shall, unless the Directors otherwise determine, be entitled in respect of any share held by him to vote either personally or by proxy at a shareholders' meeting or to exercise any other right conferred by membership in relation to shareholders' meetings if any call or other sum presently payable by him to the Company in respect of that share remains unpaid.

69       (a)   If any member, or any other person appearing to be
               interested in shares held by such member, has been duly served with a notice under Section 212 of the Act and is in default for the prescribed period in supplying to the Company the information thereby required, then (unless the Directors otherwise determine) in respect of:-

               (i) the shares comprising the shareholding account in the Register which comprised or includes the shares in relation to which the default occurred (all or the relevant number as appropriate of such shares being the "default shares", which expression shall include any further shares which are issued in respect of such shares) and

               (ii)     any other shares held by the member

               the members shall not (for so long as the default continues) nor shall any transferee to whom any of such shares are transferred other than pursuant to an approved transfer or pursuant to paragraph (b)(ii) below be entitled to vote either personally or by proxy at a shareholders' meeting or to exercise any other right conferred by membership in relation to shareholders' meetings.

         (b) Where the default shares represent at least 0.25 per cent of the issued shares of the class in question, the Directors may in their absolute discretion by notice (a "direction notice") to such member direct that:-

               (i) any dividend or part thereof or other money which would otherwise be payable in respect of the default shares shall be retained by the Company without any liability to pay interest thereon and when such money is finally paid to the member, and/or

               (ii) no transfer of any of the shares held by such member shall be registered unless the transfer is an approved transfer (as defined below) or:-

                        (1) the member is not himself in default as regards supplying the information required; and

                        (2) the transfer is of part only of the member's holding and, when presented for registration, is accompanied by a certificate by the member in a form satisfactory to the Directors to the effect that after due and careful enquiry the member is satisfied that none of the shares the subject of the transfer are default shares.

               Upon the giving of a direction notice its terms shall apply accordingly.

         (c) The Company shall sent to each other person appearing to be interested in the shares the subject of any direction notice a copy of the notice, but the failure or omission by the Company to do so shall not invalidate such notice.

         (d)   (i)      Any direction notice shall (save as herein
                        provided) have effect in accordance with its terms for so long as the default in respect of which the direction notice was issued continues and shall cease to have effect thereafter upon the Directors so determining (such determination to be made within a period of one week of the default being duly remedied with written notice thereof being given forthwith to the member).

               (ii) Any direction notice shall cease to have effect in relation to any shares which are transferred by such member by means of an approved transfer or in accordance with paragraph (b)(ii) above.

         (e)   For the purposes of this Article:-

               (i) a person shall be treated as appearing to be interested in any shares if the member holding such shares has been served with a notice under the said Section 212 and either (a) the member has named such person as being so interested or (b) (after taking into account the response of the member to the said notice and any other relevant information) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares.

               (ii) the prescribed period is twenty-eight days from the date of service of the notice under the said Section 212 except that if the shares in respect of which the said notice is given represent at least 0.25 per cent of the issued shares of that class at the time of the giving of the relevant notice under the said Section 212, the prescribed period is fourteen days from such date, and

               (iii)    a transfer of shares is an approved transfer if-

                        (1) it is a transfer of shares pursuant to an offer or by way or in pursuance of acceptance of a take-over offer for a company (as defined in the Criminal Justice Act 1993) or;

                        (2) the Directors are satisfied that the transfer is made pursuant to a bona fide sale of the whole of the beneficial ownership of the shares to a party unconnected with the member or with any person appearing to be interested in such shares including any such sale made through the London Stock Exchange or other regulated market or any other regulated market outside the United Kingdom on which the Company's shares are normally traded. For the purposes of this sub-paragraph any associate (as that term is defined in Section 435 of the Insolvency Act 1986) shall be included amongst the persons who are connected with the member or any person appearing to be interested in such shares.

         (f) The provisions of this Article are in addition and without prejudice to the provisions of the Act.

70       (a)   No objection shall be raised as to the admissibility of
               any vote except at the meeting or adjourned meeting at which the vote objected to is or may be given or tendered or (in the case of a poll) on or within twenty-four hours of the declaration of the result of the poll and every vote not disallowed at such meeting shall be valid for all purposes.
               Any such objection shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

         (b) Unless a poll is taken, a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost and an entry to that effect in the minute book, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such resolution.

                                     PROXIES

71       A proxy need not be a member of the Company.

72 An instrument appointing a proxy shall be in writing in any usual or common form or in any other form which the Directors may approve and -

         (a) in the case of an individual, shall be signed by the appointor or his attorney, and

         (b) in the case of a corporation, shall be either given under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation.

         The signature on such instrument need not be witnessed. The Directors may, but shall not be bound to, require evidence of the authority of such attorney or officer. Where an instrument appointing a proxy is signed on behalf of the appointor by an attorney, the letter or power of attorney or a duly certified copy thereof must (failing previous registration with the Company) be lodged with the instrument of proxy pursuant to the next following Article, failing which the instrument may be treated as invalid.

73 An instrument appointing a proxy must be left at such place or one of such places (if any) as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting (or, if no place is so specified, at the Registered Office) not less than forty-eight hours before the time appointed for the holding of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used, and in default shall not be treated as valid. The instrument shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates. An instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not require again to be delivered for the purposes of any subsequent meeting to which it relates.

74 An instrument appointing a proxy shall be deemed to include the right to demand or join in demanding a poll, but shall not confer any further right to speak at the meeting, except with the permission of the chairman of the meeting.

75 A vote cast or demand for a poll made by proxy shall not be invalidated by the previous death or insanity of the member or by the revocation of the appointment of the proxy or of the authority under which the appointment was made unless written notice of such death, insanity or revocation shall have been received by the Company at the Registrar's office at least one hour before the commencement of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) the time appointed for the taking of the poll at which the vote is cast.

                     CORPORATIONS ACTING BY REPRESENTATIVES

76 Any corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual member of the Company and such corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present thereat.

                                    DIRECTORS

77 Subject as hereinafter provided the Directors shall not be less than three. The Company may by ordinary resolution from time to time determine the number of Directors.

78 A Director shall not be required to hold any shares of the Company by way of qualification. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at shareholders' meetings.

79 A Director may be party to or in any way interested in any contract or arrangement or transaction to which the Company is a party of in which the Company is in any way interested and he may hold and be remunerated in respect of any office or place of profit (other than the office of Auditor) under the Company or any other company in which the Company is in any way interested and he (or any firm of which he is a member) may act in a professional capacity for the Company or any such other company and be remunerated therefor and in any such case as aforesaid (save as otherwise agreed by him) he may retain for his own absolute use and benefit all profits and advantages accruing to him thereunder or in consequence thereof.

80 The ordinary remuneration (excluding any special remuneration payable under Articles 81 and 82) of the Directors shall from time to time be determined by the Directors except that such remuneration shall not exceed Pound Sterling200,000 per annum in aggregate or such higher amount as may from time to time be determined by Ordinary Resolution of the Company and shall (unless such resolution otherwise provides) be divisible among the Directors as they may agree, or failing agreement, equally, except that any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of remuneration related to the period during which he has held office. The Directors remuneration shall be deemed to accrue from day to day.

81 Any Director who holds any executive office or who serves on any committee of the Directors, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise or may receive such other benefits as the Directors may determine.

82 The Directors may repay to any Director all such reasonable expenses as he may properly incur in attending and returning from meetings of the Directors or of any committee of the Directors or shareholders' meetings or otherwise in connection with the business of the Company

83 The Directors shall have power to pay and agree to pay gratuities, pensions or other retirement, superannuation, death or disability benefits to (or to any person on respect of) any Director or ex-Director and for the purpose of providing any such gratuities, pensions or other benefits to contribute to any scheme or fund or to pay premiums.

84       (a)   The Directors may from time to time appoint one or more of their number to the office of Chief Executive or Deputy Chief
               Executive or any other executive office (including where considered appropriate, the office of Chairman or Deputy
               Chairman) on such terms and for such period as they may determine subject to the provisions of the Statutes and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke or vary the terms of any such appointment.

      (b) The appointment of any Director to the office of Chairman or Deputy Chairman, Chief Executive or Deputy Chief Executive or Managing or Joint Managing or Deputy or Assistant Managing Director shall automatically determine if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

      (c) The appointment of any Director to any other executive office shall not automatically determine if he ceases from any cause to be a Director unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

85 The Directors may entrust to and confer upon any Director holding any executive office any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

                     APPOINTMENT AND RETIREMENT OF DIRECTORS

86 Any provision of the Statutes which would have the effect of rendering any person ineligible for appointment or election as a Director or liable to vacate office as a Director on account of his having reached any specified age or of requiring special notice or any other special formality in connection with the appointment or election of any Director over a specified age, shall not, subject to the provisions of these Articles, apply to the Company.

87    (a)   At each Annual General Meeting one-third of the Directors for the time being (or, if their number is not a multiple of three, the number nearest to but not greater than one-third) shall retire from office by rotation. A Director retiring at a meeting shall retain office until the close or adjournment of the meeting.

      (b) The Directors to retire by rotation shall include (so far as necessary to obtain the number required) any Director who wishes to retire and not to offer himself for re-election. Any further Directors so to retire shall be those of the other Directors subject to retirement by rotation who have been longest in office since their last re-election and so that as between persons who became or were last re-elected Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot. A retiring Director shall be eligible for re-election.

      (c) The Company at the meeting at which a Director retires under any provision of these Articles may by Ordinary Resolution fill the office being vacated by electing thereto the retiring Director or some other person eligible for election. In default the retiring Director shall be deemed to have been re-elected in any of the following cases:

            (i) where at such meeting it is expressly resolved not to fill such office or a resolution for the re-election of such Director is put to the meeting and lost,

            (ii) where such Director has given notice in writing to the Company that he is unwilling to be re-elected,

            (iii) where the default is due to the moving of a resolution in contravention of the next following Article,

      (d) where such Director has attained any retiring age applicable to him as Director.

      The retirement shall not have effect until the conclusion of the meeting except where a resolution is passed to elect some other person in the place of the retiring Director or a resolution for his re-election is put to the meeting and lost and accordingly a retiring Director who is re-elected or deemed to have been re-elected will continue in office without a break.

88 A resolution for the election of two or more persons as Directors by a single resolution shall not be moved at any General Meeting (unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being cast against it) and any resolution moved in contravention of this provision shall be void.

89 No person other than a Director retiring at the meeting shall, unless recommended by the Directors for election, be eligible for election as a Director at any General Meeting unless not less than seven nor more than forty-two days (inclusive of the date on which the notice is given) before the date appointed for the meeting there shall have been lodged at the Registered Office notice in writing signed by some member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for election and also notice in writing signed by the person to be proposed of his willingness to be elected

90 The Company may be Ordinary Resolution elect, and without prejudice thereto the Directors shall have power at any time to appoint, any person to be a Director either to fill a casual vacancy or as an additional Director, but so that the total number of Directors shall not thereby exceed the maximum number (if any) fixed by or in accordance with these Articles. Any person so appointed by the Directors shall hold office until the next Annual General Meeting and shall then be eligible for election, but shall not be taken into account in determining the number of Directors who are to retire by rotation at such meeting.

91 The office of a Director shall be vacated in any of the following events, namely:-

      (a)   if he shall become prohibited by law from acting as a Director,

      (b) if he shall resign by writing under his hand left at the Registered Office or if he shall in writing offer to resign and the Directors shall resolve to accept such offer,

      (c) if he shall have a bankruptcy order made against him or shall compound with his creditors generally or shall apply to the court for an interim order under

            Section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act

      (d) if in England or elsewhere an order shall be made by any court claiming jurisdiction in that behalf on the ground (however fomulated) of mental disorder for his detention or for the appointment of a guardian or for the appointment of a receiver or other person (by whatever name called) to exercise powers with respect to his property or affairs,

      (e) if he shall be removed from office by notice in writing served upon him signed by all his Co-Directors, but so that if he holds an appointment to an executive office which thereby automatically determines such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company.

92 The Company may by Ordinary Resolution of which special notice has been given in accordance with and subject to the provisions of the Statutes remove any Director from office (notwithstanding any provision of these Articles or of any agreement between the Company and such Director, but without prejudice to any claim he may have for damages for breach of any such agreement) and elect another person in place of a Director so removed from office and any person so elected shall be treated for the purpose of determining the time at which he or any other Director is to retire by rotation as if he had become a Director on the day on which the Director in whose place he is elected was last elected a Director. In default of such election the vacancy arising upon the removal of a Director from office may be filled by the Directors as a casual vacancy.

                      MEETINGS AND PROCEEDINGS OF DIRECTORS

93    (a)   The Directors may meet together for the despatch of business, adjourn and otherwise regulate their proceedings as they think fit, subject to the provisions of these Articles. At any time any Director may, and the Secretary at the request of a Director shall, summon a meeting of the Directors. It shall not be necessary to give notice of a meeting of Directors to any Director for the time being absent from the United Kingdom. Any Director may waive notice of any meeting and any such waiver may be retroactive.

      (b) All or any of the Directors may participate in a meeting of the Board of Directors, or any committee of the Directors, by means of a conference telephone or any communications equipment which allows all persons participating and who would be entitled to attend a meeting of the Board, or any committee of the Directors, and to vote and count in the quorum thereat, shall be deemed to be present in person at the meeting and shall be entitled to vote and to be counted in a quorum accordingly. Such a meeting shall be deemed to take place

            (i) where the largest group of those so participating is assembled; or

            (ii) if there is no such group where the person or persons participating in the meeting and carrying the largest number of voting rights exercisable at that meeting is or are present; or

            (iii) if no such person is, or persons are, present, where the
                  Chairman of the meeting is present;

                  and the word "meeting" shall be construed accordingly.

94 The quorum necessary for the transaction of business of the Directors may be fixed from time to time by the Directors and unless so fixed at any other number shall be two. A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

95 A Director who is any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest in accordance with the provisions of the Statutes.

96 Questions arising at any meeting of the Directors, shall be determined by a majority of votes. In the case of an equality of votes, the chairman of the meeting shall have a second or casting vote.

97    (a)   Save as herein provided, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has an interest which (together with any interest of any person connected with him) is a material interest otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Company. A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is not entitled to vote.

      (b) Subject to the provisions of the Statutes, a Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely;

            (i) the giving of any security, guarantee or indemnity in respect of money lent or obligations incurred by him at the request of or for the benefit of the Company or any of its subsidiary undertakings;

            (ii) the giving of any security, guarantee or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

            (iii) any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings for subscription or purchase in which offer he is or is to be entitled to participate as a holder of securities or he is or is to be interested as a participant in the underwriting or sub-underwriting thereof;

            (iv) any proposal concerning any other body corporate in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise, provided that he (together with persons connected with him within the meaning of Section 346 of the Act) is not beneficially interested in one per cent or more of the issued shares of any class of such body corporate (or of any third company through which his interest is derived) or of the voting rights available to members of the relevant body corporate (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances);

            (v) any proposal concerning the adoption, modification or operation of a superannuation fund, retirement, death or disability benefits scheme or employees' share scheme under which he may benefit and which has either

                  (1) been approved, or is conditional upon approval, by the Board of Inland Revenue for taxation purposes or

                  (2) relates both to employees and Directors of the Company (or any of its subsidiary undertakings) and does not accord to him any privilege or benefit not accorded to the employees to whom such scheme or fund relates;

            (vi) any proposal concerning the giving to him of any indemnity pursuant to the provisions of Article 147(a) or concerning any insurance which the Company is empowered to purchase and/or maintain for or for the benefit of any Directors or for persons who include Directors provided that for the purposes of this sub-paragraph insurance shall mean only insurance against liability incurred by a Director in respect of any act or omission by him referred to in Article 147(b) or any other insurance which the Company is empowered to purchase and/or maintain for or for the benefit of any groups of persons consisting of or including Directors

      (c) Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned (if not debarred from voting under paragraph (b)(iv) of this Article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

      (d) If a question arises at any time as to the materiality of a Director's interest or as to his entitlement to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive except in a case where the nature or extent of the interest of such Director has not been fairly disclosed.

      (e) The Company may by Ordinary Resolution suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article.

98 The continuing Directors may act notwithstanding any vacancies, but (if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles) the continuing Directors or Director may act for the purpose of filing such vacancies or of summoning General Meetings, but not for any other purpose. If there are no Directors or Director able or willing to act, then any two members may summon a General Meeting for the purpose of appointing Directors.

99    (a)   The Directors may elect from their number a Chairman and a Deputy
            Chairman (or two or more Deputy Chairmen) and determine the period for which each is to hold office. If no Chairman or Deputy Chairman shall have been appointed or if at any meeting of the Directors no Chairman or Deputy Chairman shall be present within five minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

      (b) If at any time there is more than one Deputy Chairman the right in the absence of the Chairman to preside at a meeting of the Directors or of the Company shall be determined as between the Deputy Chairmen present (if more than one) by seniority in length of appointment or otherwise as resolved by the Directors.

100 The Directors may from time to time elect a President of the Company and may determine the period for which he shall hold office. Such president may be either honorary or paid such remuneration as the Directors in their discretion shall think fit, and need not be a Director but shall, if not a Director, be entitled to receive notice of and attend and speak, but not to vote, at all meetings of the Board of Directors

101 A resolution in writing signed by all the Directors for the time being in the United Kingdom and entitled to vote thereon shall be as valid and effectual as a resolution duly passed at a meeting of the Directors and may consist of several documents in the like form each signed by one or more Directors

                           COMMITTEES OF THE DIRECTORS

102   (a)   The Directors may delegate any of their powers or discretions
            (including without prejudice to the generality of the foregoing all powers and discretions whose exercise involves or may involve the payment of remuneration to or the conferring of any other benefit on all or any of the Directors) to committees consisting of one or more
            Directors and (if thought fit) one or more other named persons or persons to be co-opted as hereinafter provided. Insofar as any such power or discretion is delegated to a committee, any reference in these Articles to the exercise by the Directors of the power or discretion so delegated shall be read and construed as if it were a reference to the exercise thereof by such committee. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the Directors. Any such regulations may provide for or authorise the co-option to the committee of persons other than Directors and may provide for members who are not Directors to have voting rights as members of the committee but so that;

            (i) the number of members who are not Directors shall be less than one half of the total number of members of the committee; and,

            (ii) no resolution of the committee shall be effective unless a majority of the members of the committee present throughout the meeting are Directors.

      (b) Any such committee may sub-delegate any or all of its delegated powers or discretions to a sub-committee and such sub-committee may in turn delegate any or all of their powers or discretions so delegated to it in accordance with this Article.

103 The meetings and proceedings of any such committee consisting of two or more persons shall be governed mutatis mutandis by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are not superseded by any regulations made by the Directors under the last preceding Article.

104 All acts done by any meeting of Directors, or of any committee of the Directors, or by any person acting as a Director or as a member of any such committee, shall (as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment of any of the persons acting as aforesaid, or that any such persons were disqualified or had vacated office, or were not entitled to vote) be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of the committee and had been entitled to vote.

                               POWERS OF DIRECTORS

105 The business and affairs of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not by the Statutes or by these Articles required to be exercised by the Company in General Meeting subject nevertheless to any regulations of these Articles, to the provisions of the Statutes and to such regulations as may be prescribed by Special Resolution of the Company, but no regulation so made by the Company shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by an other Article.

106 The Directors may establish any local boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration, and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors, with power to sub-delegate, and may authorise the members of any local boards, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

107 The Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

108 The Directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension, provident or superannuation schemes or funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to or to the personal representatives of, any persons who are or were at any time in the employment or service of the Company, or of any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary company, or who are or were at any time Directors or officers of the Company or of any such other company as aforesaid and holding any salaried employment or office in the Company or such other company as aforesaid and their wives, widows and families and any other persons in respect of them, and also establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid, or of any such persons as aforesaid, and make payments for or towards the insurance of such persons as aforesaid, and subscribe or guarantee money for any charitable or benevolent objects or for any exhibition, or for any public, general or useful object, and do any of the matters aforesaid, either alone, or in conjunction with any such other company as aforesaid. Subject always, if the Statutes shall so require, to particulars with respect to the proposed payment being disclosed to the members of the Company and to the proposal being approved by the Company, any Director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

109 All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such matter as the Directors shall from time to time by resolution determine.

                               ALTERNATE DIRECTORS

110   (a)   Any Director may at any time by writing under his hand and deposited at the Registered Office, or delivered at a meeting of the Directors, appoint any person (including another Director) to be his alternate Director and may in like manner at any time terminate such appointment. Such appointment, unless previously approved by the Directors or unless the appointee is another Director, shall have effect only upon and subject to being so approved.

      (b) The appointment of an alternate Director shall determine on the happening of any event which if he were a Director would cause him to vacate such office or if his appointor ceases to be a Director, otherwise than by retirement at a General Meeting at which he is re-elected

      (c) An alternate Director shall (except when absent from the United Kingdom) be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to perform all functions of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he (instead of his appointor) were a Director. If he shall be himself a Director or shall attend any such meeting as an alternate for more than one Director, his voting rights shall be cumulative but he shall not be counted more than once for the purposes of the quorum. If his appointor is for the time being absent from the United Kingdom or temporarily unable to act through ill health or disability his signature to any resolution in writing of the Directors shall be as effective as the signature of his appointor. To such extent as the Directors may from time to time determine in relation to any committees of the Directors the foregoing provisions of this paragraph shall also apply mutatis mutandis to any meeting of any such committee of which his appointor is a member

      (d) An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

                                BORROWING POWERS

111   (a)   The Directors may exercise all the powers of the Company to borrow money and accordingly may borrow or raise any sum or sums of money upon such terms as to interest or otherwise as they may deem fit and for the purpose of securing the same and interest, or for any other purpose, create, issue, make and give respectively, any perpectual or redeemable debentures or debenture stock, or any mortgage or charge on the undertaking or the whole or any part of the property, present or future, of uncalled capital of the Company, and any debentures, debenture stock and other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.

      (b) The Board of Directors shall restrict the borrowings of the Company and shall, so far as practicable, exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary undertakings with the intention of securing that the aggregate of the amounts borrowed for the purposes of the Company and/or the amounts borrowed by any subsidiary or undertakings of the Company for the time being and remaining outstanding at any one time (exclusive of monies owing by the Company to any subsidiary undertaking or by a subsidiary undertaking to the Company or another subsidiary undertaking) less cash deposited shall not, without the previous sanction of an Ordinary Resolution of the Company exceed a sum equal to three times the aggregate of -

            (i) the nominal amount of the issued and paid-up share capital of the Company, and

            (ii) the amounts standing to the credit of the consolidated capital and revenue reserves (including share premium account, capital redemption reserve fund and profit and loss account) of the Company and its subsidiaries and any sums set aside for the purpose of tax equalisation, all as shown in a consolidation of the latest audited balance sheets of the Company and its subsidiary undertakings but,-

                  (1) adjusted as may be appropriate in respect of any alteration in such share capital and reserves since the date of such balance sheets but so that if the Company has issued any shares for cash the issue has been underwritten then the amount (including any premium) of the subscription monies (not being money payable later than six months after the date of allotment) shall be deemed to have been paid up at the date when the underwriting becomes unconditional,

                  (2) adjusted as may be appropriate to reflect any revaluation made at the Director's discretion of fixed assets by professional advisers after allowing for any capital gains tax which would become payable upon a realisation of any fixed assets;

                  (3) excluding any sums set aside for future taxation (other than for the purpose of tax equalisation);

                  (4) excluding any amounts attributable to goodwill (except to the extent of any writing up of the tangible assets of a subsidiary within twelve months of its acquision by an amount not exceeding the excess of the cost of the shares over the book value of the net assets of such subsidiary at the time of acquisition) and minority interests; and

                  (5)   deducting any debit balance on profit and loss account

(c)   For the purposes of this Article:-

      (i) "borrowed monies" shall, insofar as not otherwise taken into account, be deemed to include:-

                  (1) the nominal amount for the time being issued of the share capital of any subsidiary undertaking ranking in priority to its ordinary share capital and owned otherwise than by the Company or another subsidiary undertaking;

                  (2) any share capital, debentures or borrowings (together in each case with any fixed or minimum premium payable on final repayment) of any body, whether corporate or unincorporate, the beneficial interest wherein is not for the time being owned by the Company or a subsidiary undertaking and the repayment whereof is guaranteed by the Company or a subsidiary undertaking;

                  (3) the principal amount raised by the Company or by any subsidiary undertaking by acceptances under any acceptance credit opened on its behalf by a bank or accepting house other than acceptances relating to the purchase or sale of goods in the ordinary course of trading; and

                  (4) the principal amount (including any fixed or minimum premium payable on final repayment) of any debenture of the Company or a subsidiary undertaking;

      (ii) borrowings incurred by the Company or any subsidiary undertaking for the purpose of repaying the whole or part of any existing borrowed monies (together with any fixed or minimum premium payable on final repayment) of the Company or a subsidiary undertaking and so applied within four months from the date of such borrowing shall not, pending its application for such purpose, be deemed to be borrowed monies,

      (iii) a proportion of the borrowings incurred by any partly owned subsidiary equal to the proportion of its equity share capital not directly or indirectly attributable to the Company shall not be deemed to be borrowed monies,

      (iv) no borrowed monies shall be included in the same calculation more than once,

      (v) "cash deposited" means an amount equal to the aggregate for the time being outstanding of all cash deposits (otherwise than on current account) with banks (not being the Company or any subsidiary of the Company), certificates of deposit and securities of governments and companies and similar instruments owned by the Company and/or any subsidiary undertaking of the Company which are or represent amounts available for repayment of any monies borrowed falling to be taken into account for the purpose of the limit on borrowings contained in this Article.

      No lender or other person dealing with the Company shall be concerned to see or enquire whether this limit is observed and provided further that no debt incurred in excess of such limit or security given in respect thereof shall be invalid or ineffectual except in the case of express notice to the lender of the recipient of the security at the time when the debt was incurred or security given that the limit hereby imposed had been or was thereby exceeded.

                                   SECRETARY

112 The Secretary shall be appointed by the Directors on such terms and for such period as they may think fit. Any Secretary so appointed may from time to time be removed from office by the Directors, but without prejudice to any claim for damages for breach of any contract of service between him and the Company. If thought fit two or more persons may be appointed as Joint Secretaries. The Directors may also appoint from time to time on such terms as they may think fit one or more Deputy and/or Assistant Secretaries.

                                    THE SEAL

113   (a)   The Directors shall provide for the safe custody of the Seal and any
            Securities Seal and neither shall be used without the authority of the Directors or of a committee authorised by the Directors in that behalf.

      (b) Every instrument to which the Seal shall be affixed shall be signed autographically by one Director and the Secretary or by two Directors save that as regards any certificates for shares or debentures or other securities of the Company the Directors may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some method or system of mechanical signature

      (c) Any instrument signed by one Director and the Secretary or by two Directors and expressed to be executed by the Company shall have the same effect as if executed under the Seal, provided that no instrument which makes it clear on its face that it is intended to have effect as a deed shall be so signed without the authority of the Directors or of a committee authorised by the Directors in that behalf

      (d) The Securities Seal shall be used only for sealing securities issued by the Company and documents creating or evidencing securities so issued. Any such securities or documents sealed with the Securities Seal shall not require to be signed.

      (e) The Company may exercise the powers conferred by the Statues with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

                           AUTHENTICATION OF DOCUMENTS

114 Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any document affecting the constitution of the Company and any resolution passed at a shareholders' meeting or at a meeting of the Directors or any committee and any book, record, document or account relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts, and where any book, record, document or account is elsewhere than at the Registered Office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid A document purporting to be a copy of any such resolution, or an extract from the minutes of any such meeting, which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting

                                    DIVIDENDS

115 The Company may by Ordinary Resolution declare dividends but no such dividend shall be paid except out of the profits available for distribution under the provisions of the Statutes and shall not exceed the amount recommended by the Directors.

116 Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all dividends shall, as regards any shares not fully paid throughout the period in respect of which the dividend is paid, be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purposes of this Article no amount paid on a share in advance of calls shall be treated as paid on the share.

117 If and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof and may also from time to time pay interim dividends on shares of any class of such amounts and on such dates and in respect of such periods as they think fit. Provided the Directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

118 If the Company shall issue shares at a premium, whether for cash or otherwise, the Directors shall transfer a sum equal to the aggregate amount or value of the premiums to an account to be called "Share Premium Account" and any amount for the time being standing to the credit of such Account shall not be applied in the payment of dividends.

119 No dividend or other monies payable on or in respect of a share shall bear interest as against the Company

120 The Directors may deduct from any dividend or other monies payable to any member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or otherwise

121   (a)   The Directors may retain any dividend or other monies payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the monies payable to the Company in respect of that share

      (b) The Directors may retain the dividends payable upon shares in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a member, or which any person is under those provisions entitled to transfer, until such person shall become a member in respect of such shares or shall transfer the same

122 The payment by the Directors of any unclaimed dividend or other monies payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof and any dividend unclaimed after a period of twelve years from the date the dividend became due for payment shall be forfeited and shall revert to the Company

123 The waiver in whole or in part of any dividend on any share by any document (whether or not executed as a Deed) shall be effective only if such document is signed by the shareholder (or the person entitled to the share in consequence of the death or bankruptcy of the holder or otherwise by operation of law) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company

124 The Company may upon the recommendation of the Directors by Ordinary Resolution direct payment of a dividend in whole or in part by the distribution of specific assets (and in particular of paid-up shares or debentures of any other company) and the Directors shall give effect to such resolution. Where any difficulty arises in regard to such distribution the Directors may settle the same as they think expedient and in particular may issue fractional certificates, may fix the value for distribution of such specific assets or any part thereof, may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets, in trustees.

125   (a)   Any dividend or other monies payable in cash on or in respect of a share may be paid by cheque or warrant sent by post to the registered address of the member or person entitled thereto (or, if two or more persons are registered as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy of the holder or otherwise by operation of law, to any one or such persons) or to such person and such address as such member or person or persons may be writing direct. Every such cheque or warrant shall be made payable to the order of the person or persons entitled or to such other person or persons as the person or persons entitled may in writing direct and payment of the cheque or warrant by the banker upon whom it is drawn shall be a good discharge to the Company.
            Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.

      (b) Any dividend or other monies payable on or in respect of a share may be paid in such currency as the Directors may determine, subject to the provisions of these Articles and to the rights attaching to any shares.

      (c) The Company may cease to send any cheque, warrant or order by post for any dividend on any shares which is normally paid in that manner if in respect of at least two consecutive dividends payable on those shares the cheque, warrant or order has been returned undelivered or remains uncashed but shall recommence sending cheques, warrants or orders in respect of the dividends payable on those shares subject to the provisions of these Articles, if the holder or person entitled by transmission claims the arrears of dividend and does not instruct the Company to pay future dividends in some other way.

126 If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder or otherwise by operation of law, any one of them may give effectual receipts for any dividend or other monies payable or property distributable on or in respect of the share,

127 Any resolution for the declaration or payment of a dividend on shares of any class, whether a resolution of the Company in General Meeting or a resolution of the Directors, may specify that the same shall be payable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares.

                                    RESERVES

128 The Directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Directors, shall be applicable for any purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The Directors may also without placing the same to reserve carry forward any profits. In carrying sums to reserve and in applying the same the Directors shall comply with the provisions of the Statutes.

129 Where any asset, business or property is bought by the Company as from a past date the profits and losses thereof as from such date may at the discretion of the Directors in whole or in part be carried to revenue account and treated for all purposes as profits or losses of the Company, subject to the provisions of the Statutes. If any shares or securities are purchased cum dividend or interest, such dividend or interest may at the discretion of the Directors be treated as revenue, and it shall not be obligatory to capitalise the same or any part thereof, subject as aforesaid.

                     CAPITALISATION OF PROFITS AND RESERVES

130   (a)   The Company may upon the recommendation of the Directors and subject as hereinafter provided by Ordinary Resolution resolve to capitalise any sum standing to the credit of any of the Company's reserve accounts (including Share Premium Account and Capital Redemption
            Reserve Fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution, provided that such sum be not required or paying the dividends on any shares carrying a fixed cumulative preferential dividend, and authorise and direct the directors to appropriate the sum resolved to be capitalised to the holders of the Ordinary Shares pari passu and to apply such sum on their behalf either in or towards paying up the amounts (if any) for the time being unpaid on any shares held by them respectively or in paying up in full unissued shares of the Company of a nominal amount equal to such sum, such shares to be allotted and distributed credited as fully paid up to and amongst them rateably in proportion to the capital paid up on the Ordinary Shares held by them respectively or partly in one way and partly in the other. Where any Ordinary Shares are for the time being held pursuant to any share incentive scheme of the Company on terms that additional shares issued in respect thereof by way of capitalisation shall be subject to any restrictions the shares so issued hereunder shall be restricted accordingly.

      (b) Whenever such a resolution as aforesaid shall have been passed the Directors shall make all appropriations and applications of the sum resolved to be capitalised thereby and all allotments and issues of fully paid shares and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise or by the allotment of shares representing fractions upon trust to sell the same and to distribute the net proceeds of sale in accordance with fractional entitlements or otherwise howsoever as they think fit for the case of shares becoming distributable in fractions and also to authorise any person to enter on behalf of all the members entitled thereto into an agreement with the Company providing for the allotment credited as fully paid up of any shares to be issued upon such capitalisation and any agreement made under such authority shall be effective and binding on all concerned.

      (c) With the prior approval of an Ordinary Resolution of the Company passed at any general meeting the Directors may, in respect of any dividend not proposed to be paid or declared at that general meeting or at any time prior to or at the fifth Annual General Meeting of the Company occurring thereafter offer ordinary shareholders the right to elect to receive in lieu of such dividend (or part thereof) an allotment of additional Ordinary Shares credited as fully paid. In any such case the following provisions shall apply.

            (i) the basis of allotment shall be determined by the Directors so that, as nearly as may be considered convenient, the value of the additional Ordinary Shares to be allotted in lieu of any amount of dividend shall equal such amount,

            (ii) no fraction of any share shall be allotted The Directors may make such provisions as they think fit for any fractional entitlements including provisions whereby, in whole or in part, the benefit thereof accrues to the Company and/or under which fractional entitlements are accrued and/or retained and in each case accumulated on behalf of any shareholder and such accruals or retentions are applied to the allotment by way of bonus to or cash subscription on behalf of such shareholder of fully paid Ordinary Shares and/or under which fractional entitlements and/or accruals or retentions are paid as cash dividends;

     (iii) if the Directors determine to allow such right of election on any occasion they shall give notice in writing to the ordinary shareholders of the right of election offered to them and shall issue forms of election and shall specify the procedure to be followed and the place at which, and the latest date and time by which, duly completed forms of election must be lodged in order to be effective; the Directors may also issue forms under which shareholders may elect to receive Ordinary Shares instead of cash both in respect of the relevant dividend and in respect of future dividends not yet declared or resolved (and accordingly in respect of which the basis of allotment shall not have been determined);

     (iv) the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable on Ordinary Shares in respect whereof the share election has been duly exercised ("the elected Ordinary Shares"), and in lieu thereof additional shares (but not any fraction of a share) shall be allotted to the holders of the elected Ordinary Shares on the basis of allotment determined as aforesaid. For such purpose the Directors shall capitalise, out of such of the sum standing to the credit of reserves (including any Share Premium Account or Capital Redemption Reserve Fund) or profit and loss account as the Directors may determine, a sum equal to the aggregate nominal amount of additional Ordinary Shares to be alloted on such basis and shall apply the same in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to and amongst the holders of the elected Ordinary Shares on such basis.

     (v) the additional Ordinary Shares so allotted shall rank pari passu in all respects with the fully paid Ordinary Shares then in issue save only as regards participation in the relevant dividend,

     (vi) the provisions of paragraphs (a) and (b) of this Article 130 shall apply (mutatis mutandis) to any capitalisation made pursuant to this
            Article 130 (c);

     (vii) the Directors may on any occasion determine that rights of election shall not be made available to any ordinary shareholders with registered addresses in any territory where in the absence of a registration statement or other special formalities the circulation of an offer of rights of election would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination; and

     (viii) in relation to any particular proposed dividend the Directors may in their absolute discretion withdraw the offer previously made to ordinary shareholders to elect to receive additional Ordinary Shares in lieu of the cash dividend (or part thereof) at any time prior to the allotment of the additional Ordinary Shares

                                MINUTES AND BOOKS

131 The Directors shall cause minutes to be made in books to be provided for the purpose:-

      (a)   Of all appointments of officers made by the Directors

      (b) Of the names of the Directors present at each meeting of Directors and of any committee of Directors

      (c) Of all resolutions and proceedings at all meetings of the Company and of any class of members of the Company and of the Directors or committees of Directors

132 The Directors shall duly comply with the provisions of the Statutes in regard to the registration of charges, the keeping of copies of Directors' service contracts or memoranda thereof and the keeping of a Register of Directors and Secretaries, a Registers of Mortgages and Charges, a Register of Directors' Share and Debenture Holdings and a Register of persons with substantial interests in the share capital of the Company carrying unrestricted voting rights and to the production availability for inspection and furnishing of copies of or extracts from such documents and Registers.

133 Any register, index, minute book, book of account or other book required by these Articles or the Statues to be kept by or on behalf of the Company may be kept either by making entries in bound books or by recording them in any other manner. In any case in which bound books are not used, the Directors shall take adequate precautions for guarding against falsification and for facilitating its discovery.

                                     ACCOUNT

134 Accounting records sufficient to show and explain the Company's transactions and otherwise complying with the Statutes shall be kept at the Registered Office, or at such other place as the Directors think fit, and shall always be open to inspection by the officers of the Company. Subject as aforesaid no member of the Company or other person shall have any right of inspecting any account or book or document of the Company except as conferred by statute or ordered by a court of competent jurisdiction or authorised by the Directors.

135 The Directors shall from time to time in accordance with the provisions of the Statutes cause to be prepared and to be laid before a General Meeting of the Company such profit and loss accounts, balance sheets, group accounts (if any) and reports as may be necessary.

136 A copy of every balance sheet and profit loss account which is to be laid before a General Meeting of the Company (including every document required by law to be comprised therein or attached or annexed thereto) shall not less than twenty-one days before the date of the meeting be sent to every member of, and every holder of debentures of, the Company and to every other person who is entitled to receive notices of meeting from the Company under the provisions of the Statutes or of these

      Articles. Provided that this Article shall not require a copy of these documents to be sent to any member to whom a summary financial statement is sent in accordance with the Statutes nor to more than one of joint holders nor to any person of whose address the Company is not aware, but any member or holder of debentures to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Registered Office Whenever a quotation on The London Stock Exchange and/or any other Stock Exchange in the United Kingdom, for all or any of the shares or debentures of the Company, shall for the time being be in force there shall be forwarded to the Secretary of the Quotations Department, The London Stock Exchange, and/or the appropriate officer of any other such Stock Exchange, such numbers of copies of such documents as may for the time being be required under its regulations or practice.

                                    AUDITORS

137 All acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, and subject to the provisions of the Statutes, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.

138 The Auditors shall be entitled to attend any General Meeting and to receive all notices of and other communications relating to any General Meeting which any member is entitled to receive and to be heard at any General Meeting on any part of the business of the meeting which concerns them as Auditors

                                     NOTICE

139   (a)   Any notice or document (including a share certificate) may be served on or delivered to any member by the Company either personally or by sending it by post in a prepaid cover addressed to such member at his registered address, or (if he has no registered address within the United Kingdom) to the address, if any, within the United
            Kingdom supplied by him to the Company as his address for the service of notices, or by delivering it to such address addressed as aforesaid. In the case of a member registered on a branch register any such notice or document may be posted either in the United
            Kingdom or in the territory in which such branch register is maintained

      (b) Where a notice or other document is served or sent by post, service or delivery shall be deemed to be effected at the expiration of twenty-four hours (or, where second-class mail is employed, forty-eight hours) after the time when the cover containing the same is posted and in proving such service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

      (c) The accidental failure to send, or the non-receipt by any person entitled to, any notice of or other document relating to any meeting or other proceeding shall not invalidate the relevant meeting or other proceeding.

140 Any notice given to the first-named in the Register of any joint holder of a share shall be sufficient notice to all the joint holders in their capacity as such. For such purpose a joint holder having no registered address in the United Kingdom and not having supplied an address within the United Kingdom for the service of notices shall be disregarded.

141 A person entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, and upon supplying also an address within the United Kingdom for the service of notices, shall be entitled to have served upon or delivered to him at such address any notice or document to which the said member would have been entitled, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the address of any member in pursuance of these Articles shall, notwithstanding that such member be then dead or bankrupt or in liquidation, and whether or not the Company has notice of his death or bankruptcy or liquidation, be deemed to have been duly served or delivered in respect of any share registered in the name of such member as sole or first-named joint holder

142 A member who (having no registered address within the United Kingdom) has not supplied to the Company an address within the United Kingdom for the service of notices shall not be entitled to receive notices from the Company

143 If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a shareholders' meeting by notices sent through the post, such meeting may be convened by a notice advertised on the same date in at least two national daily newspapers with appropriate circulation and such notice shall be deemed to have been duly served on all members entitled thereto on the day when the advertisement appears In any such case the Company shall send confirmatory copies of the notice by post if at least seven days prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

144 Nothing in any of the preceding five Articles shall affect any requirement of the Statutes that any particular offer, notice or other document be served in any particular manner.

                                   WINDING UP

145 The Directors shall have power in the name and on behalf of the Company to present a petition to the Court for the Company to be wound up.

146 If the Company shall be wound up (whether the liquidation is voluntary, under supervision, or by the Court) the Liquidator may, with the authority of an Extraordinary Resolution, divide among the members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members The Liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the Liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no member shall be compelled to accept any shares or other property in respect of which there is a liability.

                                    INDEMNITY

147   (a)   Every Director, Auditor, Secretary or other officer of the Company shall, subject to the provisions of and so far as may be consistent with the Statutes, be indemnified by the Company out of its own funds against and/or exempted by the Company from all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgement is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

      (b) Without prejudice to paragraph (a) of this Article, the Directors shall have power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers, employees or auditors of any Relevant Company (as defined in paragraph (c) of this Article) or who are or were at any time trustees of any pension fund or employees' share scheme in which employees of any Relevant Company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to any Relevant Company, or any such pension fund or employees' share scheme.

      (c) For the purpose of paragraph (b) of this Article "Relevant Company" shall mean the Company, any holding company of the Company or any other body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company, or any subsidiary undertaking of the Company or of such other body.

      Names & addresses of Subscribers

      Dated this                3 day of September 1998

      Witness to the above Signatures

      Sallianne H Cockerham
      Solicitor
      17 Hill Street
      Mayfair
      London
      W1X 7FB

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